Exhibit 99.1

[Letterhead of Deloitte & Touche LLP]

December 16, 2004

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4.02 of Ameritrade Holding Corporation’s Form 8-K dated December 8, 2004, and have the following comments:

1.	We agree with the statements made in the second sentence and third sentence of the fourth paragraph. We have no basis on which to agree or disagree with the first and fourth sentences of the fourth paragraph.

2.	We have no basis on which to agree or disagree with the first, second, third, and fifth, paragraphs.

Yours truly,

/s/ Deloitte & Touche LLP